EXHIBIT 99

[LOGO OF STERIS ]

STERIS CORPORATION

NEWS ANNOUNCEMENT

FOR IMMEDIATE RELEASE

STERIS ANNOUNCES DATE OF FISCAL 2003 FOURTH QUARTER AND

YEAR END EARNINGS RELEASE AND CONFERENCE CALL

Results expected to exceed previously announced expectations

Mentor, Ohio (April 15, 2003)—STERIS Corporation (NYSE:STE) will issue its fiscal year 2003 fourth quarter and year end earnings release before the market opens April 24, 2003, followed by a conference call at 10:00 a.m. Eastern time. The conference call can be heard live over the Internet at www.steris.com (click on “Investor Relations” and then click on the link provided) or via phone by dialing 1-888-392-9976 in the United States and Canada and 1-415-228-4835 internationally, then referencing the password “STERIS” and the conference leader’s name, “Aidan Gormley.”

The Company now anticipates that revenues and earnings for the full fiscal year 2003 will be higher than previously announced expectations. Fiscal 2003 revenues are expected to increase approximately 12% compared with fiscal 2002, and earnings per diluted share are expected to be in the range of $1.12 to $1.13 for the year. The Company is maintaining its targeted average annual growth of 10% in revenues and 15% for earnings over the next two fiscal years, excluding the impact of acquisitions. Company management will comment in more detail on fourth quarter and full year fiscal 2003 results and outlook in its earnings release and on the conference call.

For those unable to listen to the conference call live, a replay will be available from 12:00 p.m. Eastern time on April 24, 2003, until 5:00 p.m. Eastern time on May 1, 2003, either over the Internet at www.steris.com (click on “Investor Relations” and then click on the link provided) or via phone by calling 1-800-873-2038 in the United States and Canada and 1-402-220-5362 internationally.

STERIS Corporation is a leading provider of infection prevention, contamination prevention, microbial reduction, and surgical support systems, products, services and technologies to healthcare, scientific, research, industrial and government customers throughout the world. Additional information about STERIS can be found on the Company’s Website at www.steris.com.

Contact: Aidan Gormley, Director, Investor Relations, 440-392-7607.

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This news release and call may contain statements concerning certain trends, expectations, forecasts, estimates, or other forward-looking information affecting or relating to the Company or its industry that are intended to qualify for the protections afforded “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 and other laws and regulations. Forward-looking statements speak only as to the date of this report, and may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. Many important factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, disruption of production or supplies, changes in market conditions, political events, pending or future claims or litigation, competitive factors, technology advances, and changes in government regulations or the application or interpretation thereof. Other risk factors are described in the Company’s Form 10-K and other securities filings. Many of these important factors are outside STERIS’s control. No assurances can be provided as to any future financial results. Unless legally required, the Company does not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, (a) the potential for increased pressure on pricing that leads to erosion of profit margins, (b) the possibility that market demand will not develop for new technologies, products or applications, or the Company’s business initiatives will take longer, cost more or produce lower benefits than anticipated, (c) the possibility that compliance with laws, court rulings, regulations, or certification requirements of domestic and foreign authorities may delay or prevent new product introductions, affect the production and marketing of existing products, or otherwise affect Company performance, (d) the potential of international unrest or effects of fluctuations in foreign currencies of countries where the Company does a sizeable amount of business, and (e) the possibility of reduced demand, or reductions in the rate of growth in demand, for the Company’s products and services.

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